Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of November 27, 2018 (this “Amendment”), to the First Lien Credit Agreement, dated as of June 5, 2015 (as amended by that certain First Amendment, dated as of July 27, 2017, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among AT HOME HOLDING III INC., a Delaware corporation (the “Borrower”), AT HOME HOLDING II INC., a Delaware corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental First Lien Term Commitments and Incremental First Lien Term Loans by entering into an Incremental First Lien Term Commitments Amendment;

WHEREAS, pursuant to Section 2.12 of the Credit Agreement, the Borrower has requested Incremental Term Loans, in an aggregate principal amount of $50,000,000 (the “2018 Incremental Term Loans”), which shall constitute Term Loans under the Credit Agreement (and shall be a part of, and added to, the outstanding Term Loan tranche) and the proceeds of which shall be used for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Defined Terms; Rules of Construction.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply herein.

SECTION 2.   2018 Incremental Term Loans and Amendments to Credit Agreement.

2.1                               References Generally. On and after the Second Amendment Effective Date (as defined herein), each reference in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” and words of similar import) shall be deemed to be references to the Credit Agreement as amended hereby.

2.2                               2018 Incremental Term Lender. The Lender party hereto (the “2018 Incremental Term Lender”) hereby agrees to commit to provide its Incremental First Lien Term Commitment set forth on Schedule A hereto, on the terms and conditions set forth herein. The 2018 Incremental Term Lender (i) confirms that is has received a copy of the Credit Agreement and the other Loan Documents and such other information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance on the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. The 2018 Incremental Term Lender hereby agrees that its Incremental First Lien Term Commitment and 2018 Incremental Term Loans will be made on the terms set forth in this Amendment on the Second Amendment Effective Date.

2.3                               2018 Incremental Term Loans. The 2018 Incremental Term Loans shall be denominated in Dollars and made in a single drawing on the Second Amendment Effective Date. Upon the funding of the 2018 Incremental Term Loans on the Second Amendment Effective Date, the Incremental First Lien Term Commitments of the 2018 Incremental Term Lender shall terminate.

2.4                               Applicable Rate. The Applicable Rate for the 2018 Incremental Term Loans shall be the same, as of any date of determination, as the Applicable Rate for the existing Term Loans as in effect immediately prior to the Second Amendment Effective Date as of such date of determination.

2.5                               Principal Payments. Section 2.05(a) of the Credit Agreement is amended and restated as follows:

“(a)                           Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Term Loans pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Closing Date), with each such installment due and payable on each date set forth below (or, if such day is not a Business Day, on the immediately preceding Business Day):

Date	Term Loan Principal Amortization Payment
1/31/2019	$879,533.68
4/30/2019	$879,533.68
7/31/2019	$879,533.68
10/31/2019	$879,533.68
1/31/2020	$879,533.68
4/30/2020	$879,533.68
7/31/2020	$879,533.68

Date	Term Loan Principal Amortization Payment
10/31/2020	$879,533.68
1/31/2021	$879,533.68
4/30/2021	$879,533.68
7/31/2021	$879,533.68
10/31/2021	$879,533.68
1/31/2022	$879,533.68
4/30/2022	$879,533.68
Maturity Date of the Term Facility	Remaining Balance

provided, however, that the final principal repayment installment of each Class of Term Loans shall be repaid on the Maturity Date for such Class of Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.”.

2.6                               Prepayments. The Borrower may from time to time prepay the Term Loans (including the 2018 Incremental Term Loans) in whole or part subject to the terms and conditions of Section 2.03(a) of the Credit Agreement; provided that any optional prepayment of any portion of the outstanding Term Loans (including the 2018 Incremental Term Loans) in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 in connection therewith) and (y) any prepayment of Term Loans (including the 2018 Incremental Term Loans) pursuant to Section 2.03(b)(iii) in connection with a Repricing Transaction or any amendment to this Amendment in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 in connection therewith), in each case of clause (x) and clause (y) on or prior to the date that is six months following the hereof shall be subject to a premium equal to the principal amount of Term Loans (including the 2018 Incremental Term Loans) subject to such prepayment or the principal amount of Term Loans (including the 2018 Incremental Term Loans) affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1.00%.  Any prepayment of all or a portion of the outstanding Term Loans after the date that is six months following the date hereof may be made without premium or penalty.

2.7                               Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Loan Documents (including this Amendment (unless the context dictates otherwise)), the 2018 Incremental Term Loans shall have the same terms as the Term Loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date and shall be treated for purposes of voluntary and mandatory prepayments and all other terms as the same Class of Term Loans as the Term Loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date. Upon the funding of the 2018 Incremental Term Loans on the Second Amendment Effective Date, the 2018 Incremental Term Loans shall automatically and without further action by any Person constitute Term Loans for all purposes of the Credit Agreement and the other Loan Documents. The 2018 Incremental Term Loans will trade fungibly with the Term Loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the 2018 Incremental Term Loans are included in each Borrowing and repayment of Term Loans on a pro rata basis. In furtherance of the foregoing, on the Second Amendment Effective Date, there shall commence an initial Interest Period with respect to the 2018 Incremental Term Loans, which Interest Period shall end on the last day of the Interest Period applicable to the existing Term Loans as in effect immediately prior to the Second Amendment Effective Date.

SECTION 3.   Upfront Fees. The Borrower agrees to pay to the 2018 Incremental Term Lender an upfront fee equal to 0.73% of the aggregate amount of such 2018 Incremental Term Loans funded by the 2018 Incremental Term Lender on the Second Amendment Effective Date (the “Upfront Fees”). All Upfront Fees shall be payable in full on the Second Amendment Effective Date and may, as agreed by the Borrower and the Administrative Agent, be netted against the proceeds of the funding of the 2018 Incremental Term Loans.

SECTION 4.   Conditions to Effectiveness.  This Amendment and the provisions hereof shall become effective on the date (the “Second Amendment Effective Date”) on which:

(a)                                 Amendment.  The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (i) the Borrower, (ii) Holdings, (iii) the Administrative Agent and (iv) the 2018 Incremental Term Lender.

(b)                                 Payment of Fees, Expenses.  The Administrative Agent shall have received (i) all fees payable thereto or to any Lender on or prior to the Second Amendment Effective Date and (ii) all fees and expenses as required pursuant to Section 10.04 of the Credit Agreement and Section 3 and Section 5 of this Amendment or otherwise in connection with this Amendment (including, without limitation, the reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent).

(c)                                  Representations and Warranties.  The representations and warranties set forth in Section 6 of this Amendment shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(d)                                 No Defaults.  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date immediately after giving effect to this Amendment.

(e)                                  Acknowledgement and Confirmation.  The Administrative Agent shall have received an Acknowledgment and Confirmation in the form of Annex A hereto from a Responsible Officer of each Loan Party.

(f)                                   Borrowing Request. The Administrative Agent shall have received a Request for Credit Extension with respect to the 2018 Incremental Term Loans in accordance with Section 2.02 of the Credit Agreement.

(g)                                  Other Deliverables. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Second Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i) customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(ii) such documents and certifications (including, either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date or prior date of delivery of such Organization Documents and good standing certificates) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified would not have a Material Adverse Effect;

(iii) an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, addressed to each Agent and each Lender;

(iv) a customary certificate from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are Solvent;

(v) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for each of the two most recent annual fiscal periods ended immediately prior to the Second Amendment Effective Date; and

(vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4(c) and (d) hereof have been satisfied, and (B) that there has been no event or circumstance since January 27, 2018 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(h) KYC Information. The Administrative Agent shall have received, at least three (3) Business Days prior to the Second Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Second Amendment Effective Date.

(i) Beneficial Ownership. At least three (3) days prior to the Second Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), the Borrower shall deliver, to each Lender (including the 2018 Incremental Term Lender) that so requests, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Borrower on the form published by the Loan Syndications and Trading Association, Inc.

SECTION 5.   Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

SECTION 6.   Representations and Warranties.

(a)                                 The Borrower hereby represents and warrants that (a) each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be, both immediately before and after giving effect to this Amendment, true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as if made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, (b) both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, (c) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (d) it is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (iv) a “governmental plan” within the meaning of ERISA.

(b)                                 The 2018 Incremental Term Lender represents and warrants as of the Second Amendment Effective Date to the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the 2018 Incremental Term Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold

“plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA.

SECTION 7.   GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 10.15 AND 10.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 8.   Amendments; Execution in Counterparts.  (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement or any other Loan Document not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement and each of the other Loan Documents are and shall remain in full force and effect and the Borrower agrees, with respect to each Loan Document to which it is a party, that all of its obligations, liabilities and indebtedness under such Loan Document, as amended hereby, including guarantees and grants of security interests, shall remain in full force and effect. This Amendment and the Acknowledgment and Confirmation shall each constitute a Loan Document for the purposes of the Credit Agreement and the other Loan Documents.  This Amendment may not be amended, nor may any provision hereof be waived, amended or modified except in writing signed by the Borrower, the Administrative Agent and the 2018 Incremental Term Lender.

(b)                                 This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

(c)                                  Each party hereto acknowledges and agrees that its execution and delivery of a counterpart of a signature page to this Amendment to the Administrative Agent is irrevocable and binding on such party and its respective successors and assigns even if such signature page is submitted prior to the effectiveness of any amendment contained herein.

SECTION 9.   Integration.  This Amendment and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 10.   Severability.  To the fullest extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.   Indemnification.  For the avoidance of doubt, Section 10.05 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

SECTION 12.   Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AT HOME HOLDING III INC., as the Borrower

By:	/s/ MARY JANE BROUSSARD
	Name:	Mary Jane Broussard
	Title:	Senior Vice President, General Counsel and Secretary

AT HOME HOLDING II INC., as Holdings

By:	/s/ MARY JANE BROUSSARD
	Name:	Mary Jane Broussard
	Title:	Senior Vice President, General Counsel and Secretary

[Second Amendment to Credit Agreement — Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ CHARLENE WRIGHT-JONES
	Name:	Charlene Wright-Jones
	Title:	Vice President

[Second Amendment to Credit Agreement — Signature Page]

BANK OF AMERICA, N.A., as the 2018 Incremental Term Lender

By:	/s/ GRANT GILBERT
	Name:	Grant Gilbert
	Title:	Director

[Second Amendment to Credit Agreement — Signature Page]

Schedule A

Incremental First Lien Term Commitment

Lender	Commitment	Pro Rata Share (Facility)
Bank of America, N.A.	$50,000,000.00	100.000000000%
Total	$50,000,000.00	100.000000000%

Annex A

to First Amendment

ACKNOWLEDGMENT AND CONFIRMATION

(a)   Reference is made to the SECOND AMENDMENT, dated as of November 27, 2018 (the “Amendment”; capitalized terms used herein without definition shall have the meanings therein), to the FIRST LIEN CREDIT AGREEMENT, dated as of June 5, 2015 (as amended by that certain First Amendment, dated as of July 27, 2017, and as further amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness of the Amendment, the “Credit Agreement”), among AT HOME HOLDING III INC., a Delaware corporation (the “Borrower”), AT HOME HOLDING II INC., a Delaware corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”) and the other agents parties thereto.

(b)           The Credit Agreement is being amended pursuant to the Amendment as set forth therein (as so amended, the “Amended Credit Agreement”).  Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party:

(i)            all of its obligations, liabilities and indebtedness under such Loan Document (including with respect to all Term Loans, including the 2018 Incremental Term Loans) shall remain in full force and effect on a continuous basis regardless of the effectiveness of the Amendment;

(ii)           all of the Liens and security interests created and arising under such Loan Document (including with respect to all Term Loans, including the 2018 Incremental Term Loans) remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of the Amendment, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and related guarantees; and

(iii)          each of the representations and warranties made by such party contained in any Loan Document (as defined in the Amended Credit Agreement) are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date (as defined in the Amended Credit Agreement), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(c)           This Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d)   THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(e)           This Acknowledgment and Confirmation may be executed by one or more of the parties to this Acknowledgment and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Acknowledgment and Confirmation by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

AT HOME HOLDING III INC., as the Borrower

By:
	Name:	Mary Jane Broussard
	Title:	Senior Vice President, General Counsel and Secretary

AT HOME HOLDING II INC., as Holdings

By:
	Name:	Mary Jane Broussard
	Title:	Senior Vice President, General Counsel and Secretary

:	AT HOME COMPANIES LLC
AT HOME STORES LLC
AT HOME PROPERTIES LLC
1600 EAST PLANO PARKWAY, LLC
2650 WEST INTERSTATE 20, LLC
11501 BLUEGRASS PARKWAY LLC
12990 WEST CENTER ROAD LLC
1944 SOUTH GREENFIELD ROAD LLC
4700 GREEN ROAD LLC
4304 WEST LOOP 289 LLC
642 SOUTH WALNUT AVENUE LLC
15065 CREOSOTE ROAD LLC
335 N. ACADEMY BOULEVARD (1031), LLC
1660 W. MIDWAY BOULEVARD (1031), LLC
3003 WEST VINE, LLC
7613 NORTH EAST LOOP 1604, LLC
334 CHICAGO DRIVE, LLC
4949 GREENWOOD DRIVE, LLC
2251 SOUTHWYCK BLVD, LLC
1605 BUFORD HWY, LLC
1267 CENTRAL PARK DR, LLC
4801 183A TOLL ROAD, LLC
19000 LIMESTONE COMMERCIAL DR, LLC
5501 GROVE BLVD, LLC
1600 W. KELLY AVENUE, LLC
1919 WELLS RD, LLC
7697 WINCHESTER RD, LLC
1000 TURTLE CREEK DRIVE LLC
2201 PORTER CREEK DR LLC
2000 E. SANTA FE LLC

301 S TOWN EAST MALL DR LLC
621 SW 19TH STREET LLC
4200 AMBASSADOR CAFFERY PKWY LLC
4405 PHEASANT RIDGE DR LLC
6360 RIDGEWOOD COURT DR LLC
AT HOME RMS INC.
AT HOME GIFT CARD LLC
AT HOME PROCUREMENT INC.
1376 E. 70TH STREET LLC
25 PACE BLVD LLC
2780 WILMA RUDOLPH BOULEVARD LLC
E. WILLIAMS FIELD RD LLC
3000 KIRBY DRIVE LLC
3551 S 27TH STREET LLC
4833 WATERVIEW MEADOW DR LLC
10800 ASSEMBLY PARK DR LLC
300 TANGER OUTLET BLVD LLC
361 NEWNAN CROSSING BYPASS LLC
535 PLEASANT GROVE RD LLC
602 US HWY 287 LLC
1050 W. ELLIOTT RD LLC
1811 MONOCACY BLVD LLC
2016 GRAND CYPRESS DR LLC
2301 EARL RUDDER FRWY S LLC
2520 MACARTHUR RD LLC
3002 FIREWHEEL PARKWAY LLC
3015 W 86TH ST LLC
4825 MARBURG AVENUE LLC
5540 STATE HIGHWAY 121 LLC
7050 WATTS RD LLC
8651 AIRPORT FREEWAY LLC
9570 FIELDS ERTEL ROAD LLC
15255 N NORTHSIGHT BLVD LLC
24340 NORTHWEST FREEWAY LLC, as Subsidiary Guarantors

By:
Name:	Mary Jane Broussard
Title:	Senior Vice President, General Counsel and Secretary